Exhibit 99.1

NEWS RELEASE

Contacts:	C. Byron Snyder — Chairman, President & CEO Integrated Electrical Services, Inc. 713-860-1500 Ken Dennard / ksdennard@drg-e.com Karen Roan / kcroan@drg-e.com DRG&E 713-529-6600
INTEGRATED ELECTRICAL SERVICES ANNOUNCES
CONFIRMATION OF PLAN OF REORGANIZATION
     HOUSTON — APRIL 26, 2006 — Integrated Electrical Services, Inc. (OTC Pink Sheets: IESRQ) today announced that the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) has entered an order confirming the company’s second amendment to the plan of reorganization (the “Plan”). The Plan had previously been approved by a vote of the company’s subordinated note holders, senior convertible note holders and equity interest holders. The approval of the Plan affirms that all reorganization requirements have been met under the United States Bankruptcy Code, and IES expects to emerge from Chapter 11 protection in the first half of May 2006.
     The company and all of its domestic subsidiaries had filed voluntary petitions for reorganization under Chapter 11 on February 14, 2006 in the Bankruptcy Court, which is jointly administering these cases as “In re Integrated Electrical Services, Inc. et. al., Case No. 06-30602-BJH‑11.”
     As previously disclosed, the principal terms of the Plan are as follows: each holder of the company’s $173 million outstanding Senior Subordinated Notes will receive, in exchange for their total claim (including principal and interest), a pro rata portion of 82% of the new IES Common Stock to be issued pursuant to the Plan, and each holder of IES’ currently outstanding Common Stock (as described in the Plan) will receive their pro rata portion of 15% of the new IES Common Stock to be issued pursuant to the Plan, and certain members of the company’s management will receive restricted shares of new IES Common Stock equal to 3% of the new IES Common Stock to be issued pursuant to the Plan (in each case before giving effect to the new options issued pursuant to the company’s 2006 Equity Incentive Plan, which are expected to be exercisable for up to 10% of the new IES Common Stock on a fully diluted basis).
     The company is conducting ongoing negotiations with term and revolving credit facility lenders, and it is contemplated that the company will enter into revolving, term and surety bonding exit agreements upon their emergence from Chapter 11. The revolving exit credit facility is expected to provide the company with liquidity for working capital and other general corporate purposes, and substantially all of the proceeds of the term exit credit facility are expected to be used to refinance the company’s $50 million outstanding Senior Convertible Notes and related business unit guarantees. The company is also in negotiations with its existing surety bond providers regarding post-emergence surety bonding for the company.
     Pending the company’s emergence from Chapter 11, the company will continue to pay its vendors in the ordinary course of business as has been done throughout the bankruptcy.
     The company’s emergence from Chapter 11 remains subject to several conditions set forth in the Plan, including among other items the closing of the company’s exit credit facilities (which are still being negotiated), the refinancing (or reinstatement, if approved by the Bankruptcy Court) of the Senior Convertible Notes, and the confirmation order becoming a final order (which would occur after the 10-day appeal period runs without any appeal or the dismissal of any appeal that is made). There is no assurance as to when these conditions will be met.
     “I am very happy to announce that we are completing this critical step in our reorganization process. We believed all along that we could get through this process fairly quickly, and thanks to the hard work of many people, including our outside advisors, we have achieved our goals,” said Byron Snyder, IES’ chairman, president, and chief executive officer.
     “The support of our customers, vendors, lenders, surety providers, and other stakeholders was extremely important in achieving this milestone. Also, our management, operations, field and support teams diligently maintained their focus on the execution of day-to-day business, which was critical during this challenging period. I would like to once again thank each and every person who helped support this company and believed in our success.”
     Copies of all documents filed with the Bankruptcy Court, a list of upcoming deadlines and other important information may be obtained free of charge by visiting http://www.velaw.com/mcso/clients/ies.asp. All documents filed in the cases may also be viewed electronically on the PACER system at http://ecf.txnb.uscourts.gov and are on file with the Clerk of the Bankruptcy Court, Earle Cabell Building, U.S. Courthouse, 1100 Commerce

Street — Room 1254, Dallas, TX 75242, where they are available for review between the hours of 8:30 a.m. — 4:30 p.m. The staff of the bankruptcy clerk’s office cannot give legal advice.
     For more information regarding this release, visit the company’s website at www.ies-co.com or call (713) 860-8001.
     Integrated Electrical Services, Inc. is a national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.
This Press Release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company’s expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to the inability to satisfy the conditions set forth in its reorganization plan and thereupon exit from Chapter 11 protection, the inability to reach agreement with our lenders and surety providers on any exit facilities, the residual effect with customers and vendors from the bankruptcy process, the delayed effect of less new projects awarded to the company during the bankruptcy and its effect on future financial results, the lowered efficiency and higher costs associated with projects at subsidiaries that the company has determined to wind down or close; the loss of employees during the bankruptcy process and the winding down of subsidiaries distraction of management time in winding down and closing subsidiaries, high costs associated with exit facilities and exiting the bankruptcy, concerns created by the Well’s notices received by IES and one of its officers, difficulties in fulfilling the more restrictive terms of credit facility and term facility lending the inherent uncertainties relating to estimating future operating results or our ability to generate sales, operating income, or cash flow, potential difficulty in addressing a material weakness in the company’s accounting systems that has been identified by the company and its independent auditors, potential limitations on our ability to access the credit line under our credit facility, litigation risks and uncertainties, fluctuations in operating results because of downturns in levels of construction, inaccurate estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities while emerging from bankruptcy, the high level of competition in the construction industry both from third parties and ex-employees, changes in interest rates that could effect the level of construction, the general level of the economy, increases in costs or limitations on availability of labor, steel, copper and gasoline, limitations on the availability and the increased costs of surety bonds required for certain projects, inability to provide sufficient bonding needed for available work, risk associated with failure to provide surety bonds on jobs where we have commenced work or are otherwise contractually obligated to provide surety bonds, loss of key personnel, business disruption and costs associated with the Securities and Exchange Commission investigation now pending and the associated Wells notice delivered to the company and other litigation that may arise from time to time, unexpected liabilities associated with warranties or other liabilities attributable to the retention of the legal structure or retained liabilities of business units where we have sold substantially all of the assets, inability to fulfill the terms of any exit facility, inability of subsidiaries to incorporate new accounting, control and operating procedures, inaccuracies in estimating revenues and percentage of completion on contracts, lack of an established trading market for the company’s new class of common stock contemplated by the company’s plan of reorganization; inability to successfully restructure our operations to reduce operating losses; and unexpected weather interference. You should understand that the foregoing as well as other risk factors discussed in our filings with the SEC, including those listed under the heading “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended September 30, 2005, could cause results to d iffer materially from those expressed in such forward looking statements. We undertake no obligation to publicly update or revise information concerning the company’s restructuring efforts, borrowing availability, its cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.
General information about us can be found at http://www.ies-co.com under “Investor Relations.” Our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC.
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